                                EXHIBIT 10.82

                                                                  EXHIBIT 10.82


                            ACQUISITION AGREEMENT


     This Acquisition Agreement (the "Agreement") is entered into as of the 1st day of January, 1996 (the "Effective Date"), by Lowell W. Paxson, an individual residing in the State of Florida ("Buyer"), World Travelers Network, Inc., a Florida corporation ("WTN"), World Travelers Network-Miami, Inc., a Florida corporation ("WTN-Miami"), and Paxson Communications Corporation, a Delaware corporation ("PCC").


                                    RECITALS

     PCC has operated its "World Travelers Network" (the "Business") through WTN and WTN-Miami, which are wholly-owned subsidiaries of PCC, and desires to sell to Buyer, and Buyer desires to purchase from PCC, effective as of the Effective Date, all of the issued and outstanding shares of capital stock of each of WTN and WTN-Miami, and in connection with such sale to (i) cause WTN and WTN-Miami to assign their respective accounts receivable to PCC and (ii) assume all liabilities of WTN and WTN-Miami, in each case as of the Effective Date, upon the terms and subject to the conditions set forth in this Agreement.


                                   AGREEMENT

     1. PURCHASE OF SECURITIES. Buyer hereby purchases and acquires from PCC, and PCC hereby sells, transfers, assigns and delivers to Buyer, as of the Effective Date, all right, title and interest in and to all of the issued and outstanding shares of capital stock of each of WTN and WTN-Miami held by PCC, consisting of 100 shares of common stock, par value $.01 per share, of WTN and 100 shares of common stock, par value $.01 per share, of WTN-Miami (collectively, the "Securities"). Upon transfer of the Securities to Buyer in accordance with the terms of this Agreement, Buyer shall acquire ownership of the Securities free and clear of any and all debts, liabilities, obligations, liens or encumbrances of any nature whatsoever, except such as may be created by the terms of this Agreement.

     2. ASSIGNMENT OF RECEIVABLES AND ASSUMPTION OF LIABILITIES. As of the Effective Date, (i) each of WTN and WTN-Miami hereby sells, transfers and assigns to PCC all right, title and interest in and to all of its accounts receivable, and (ii) PCC hereby assumes liability for payment and performance of all liabilities and obligations of each of WTN and WTN-Miami, in each case as reflected on their respective books and records. From and after the Effective Date, neither WTN, WTN-Miami nor Buyer shall have any liability or responsibility for any liabilities or obligations of either of WTN or WTN-Miami, the full payment and performance of which are hereby expressly assumed by PCC.

     3. PURCHASE PRICE. The price payable by Buyer to PCC for the Securities (the "Purchase Price") is $70,322, payable in cash at the Closing simultaneously with the execution and delivery of this Agreement. PCC represents that the Purchase Price is equal to the combined book value of the assets of WTN and WTN-Miami excluding their accounts receivable and liabilities as of the Effective Date. If, prior to April 1, 1996, Buyer sells, or agrees to sell, the Securities or all or substantially all of the assets of either or both of WTN and WTN-Miami for an aggregate price in excess of $70,322, Buyer shall pay PCC, upon completion of such sale, the amount of such excess, which shall be deemed a part of the Purchase Price.

     4. CLOSING. The Closing of the transactions described in this Agreement (the "Closing") shall take place simultaneously with the execution of this Agreement on a date mutually agreed to by the parties (the "Closing Date") at the offices of PCC, with all transactions described in this Agreement to be effective as of the Effective Date. At the Closing, PCC shall deliver or cause to be delivered to Buyer possession and control of the certificates representing the Securities and all documents, instruments, files and papers in PCC's possession which relate to the assets of WTN or WTN-Miami other than their respective accounts receivable.

     5. REPRESENTATIONS AND WARRANTIES OF WTN, WTN-MIAMI AND PCC. Each of WTN, WTN-Miami and PCC makes the following representations and warranties to Buyer, each of which is true and correct on the date of this Agreement.

        5.1 ORGANIZATION OF WTN AND WTN-MIAMI. Each of WTN and WTN-Miami is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has full power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted.

        5.2 AUTHORIZATION; ENFORCEABILITY. Each of WTN, WTN-Miami and PCC has full power and authority to execute, deliver and perform this Agreement and to complete the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of WTN and WTN-Miami have been duly and validly authorized by all requisite corporate and stockholder action, including the approval of PCC, and no further authorization, approval or consent is required in connection therewith. The officer executing this Agreement on behalf of PCC is duly authorized to do so. This Agreement has been duly executed and delivered by, and is the legal, valid and binding obligation of, each of WTN, WTN-Miami and PCC, and is enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

        5.3 SECURITIES. The Securities constitute all of the issued and outstanding shares of capital stock of each of WTN and WTN-Miami, and are duly authorized, validly issued and outstanding.
PCC has good title to all of the Securities and upon the transfer of the Securities to Buyer pursuant to this Agreement, Buyer shall acquire good title to the Securities, free and clear of any pledges, liens or encumbrances of any nature whatsoever. There are no options, warrants or other rights to acquire any shares of capital stock of WTN or WTN-Miami. The assets of each of WTN and WTN-Miami constitute, in the aggregate, all of the assets used in the Business, except for accounts receivable being conveyed to PCC.

     6. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to PCC that: (i) Buyer has all requisite legal capacity to execute, deliver and perform this Agreement and to complete the transactions contemplated hereby; and (ii) this Agreement has been duly executed and delivered by, and is the legal, valid and binding obligation of, Buyer and is enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

     7. MISCELLANEOUS.

        7.1 NO BROKERS. Neither party has employed or is obligated to any broker or finder or has incurred or will incur any broker's, finder's, or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement. Any party which breaches this representation shall indemnify and hold harmless any other party to this Agreement from and against any loss, claim or damage suffered or incurred by such other party by reason of such breach.

        7.2 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties relating to the transactions contemplated herein and supersedes and merges all prior discussions, negotiations and agreements, if any, among them relating to the subject matter hereof. None of the parties shall be bound by any oral or written conditions, definitions, understandings, warranties or representations other than as expressly provided or referred to herein.

        7.3 GOVERNING LAW. This Agreement is a contract made and executed in the State of Florida and shall be governed by and interpreted in accordance with the laws of the State of Florida without reference to conflicts of laws principles.

        7.4 WAIVER AND AMENDMENT. Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived or the time for performance thereof extended at any time by the party entitled to the benefit thereof, and any term, condition or covenant (including without limitation the period during which any obligation is to be performed) may be amended by the parties at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed by an officer authorized to execute waivers, extensions or amendments. No waiver by any party, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provisions at any other time or a waiver of such party's rights under any other provision of this Agreement. No failure by a party to take action against a breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

        7.5 SEVERABILITY. If one or more provisions of this Agreement is declared invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect, and the provision held to be invalid, illegal or unenforceable shall be enforced as nearly as possible according to its original terms and intent to eliminate such invalidity, illegality or unenforceability.

        7.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors, heirs and assigns and upon all persons asserting rights under, through or on behalf of any of the parties to this Agreement.

        7.7 NO THIRD PARTY RIGHTS. The provisions of this Agreement are for the exclusive benefit of the parties hereto, and no other person (including without limitation any creditor of a party) shall have any right or claim against any party to this Agreement by reason of those provisions or be entitled to enforce any of those provisions against any party to this Agreement.

        7.8 COMMUNICATIONS. All notices, requests, payments, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given at the time personally delivered, or one day after being deposited with a national overnight delivery service, or three days after being deposited in the United States mail enclosed in a registered or certified postage prepaid envelope, return receipt requested, and addressed to the parties at the addresses set forth at the end of this Agreement, or sent to such other address as a party may specify by notice to the other party given in the foregoing manner.

        7.9 HEADINGS; COUNTERPARTS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        7.10 LITIGATION; PREVAILING PARTY. If either party commences an action against the other to interpret or enforce any of the terms of this Agreement or as a result of a breach by the other party of any of its terms, the prevailing party in such action shall be entitled to recover from the nonprevailing party reasonable attorneys' fees, costs and expenses incurred by the prevailing party in connection with such action.

        7.11 REMEDIES CUMULATIVE. No remedy made available by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.


                                    /s/ Lowell W. Paxson
                                   ---------------------------------------
                                      LOWELL W. PAXSON
                                      c/o Paxson Communications Corp.
                                      601 Clearwater Park Road
                                      West Palm Beach, Florida 33401



                                   PAXSON COMMUNICATIONS CORPORATION



                                   By: /s/ Arthur D. Tek
                                      -----------------------------------
                                      Arthur D. Tek, Treasurer
                                      601 Clearwater Park Road
                                      West Palm Beach, Florida 33401


                                   WORLD TRAVELERS NETWORK, INC.



                                   By: /s/ Arthur D. Tek
                                      -----------------------------------
                                      Arthur D. Tek, Treasurer
                                      601 Clearwater Park Road
                                      West Palm Beach, Florida 33401



                                   WORLD TRAVELERS NETWORK-MIAMI, INC.



                                   By: /s/ Arthur D. Tek
                                      -----------------------------------
                                      Arthur D. Tek, Treasurer
                                      601 Clearwater Park Road
                                      West Palm Beach, Florida 33401